EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the incorporation by reference in Registration Statement No. 333-126522 on Form S-8 of our report dated March 17, 2006, relating to the consolidated financial statements of Volcom, Inc, and subsidiaries appearing in this Annual Report on Form 10-K of Volcom, Inc. for the year ended December 31, 2005.
/s/     Deloitte & Touche LLP
Costa Mesa, California
March 17, 2006